EXHIBIT 99.1

Contacts

Trade Press	Investor Relations
Tamara Snowden Senior Manager, Corporate Communications 408-922-6505 tamaras@broadcom.com	Chris Zegarelli Director, Investor Relations 949-926-7567

Broadcom Gains Microwave Transmission Technology
with Acquisition of Provigent

Company Expands Portfolio for Mobile Backhaul

IRVINE, Calif. March 21, 2011 – Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, today announced that it has signed a definitive agreement to acquire Provigent, a privately-held leading provider of highly integrated, high performance, mixed signal semiconductors for microwave backhaul systems, with offices in Israel and Santa Clara, Calif. Broadcom provides one of the industry’s broadest portfolios of Ethernet networking solutions for service provider infrastructure including the mobile backhaul. With the addition of Provigent’s engineering expertise in microwave radio products, the company expands its robust portfolio to more thoroughly address the $5B microwave backhaul equipment business1.

In order to manage the exponential growth in wireless traffic and transition to 4G, carriers are faced with the challenge of backhauling data from the cell sites to the core network. Microwave backhaul is the most prevalent type of technology used in the multi-billion dollar global mobile backhaul business, representing greater than 50 percent of all solutions1.

“Provigent is a unique asset with world-class microwave backhaul technology and strong engineering talent developing innovative and highly integrated semiconductor solutions for the microwave segment,” said Rajiv Ramaswami, Executive Vice President and General Manager of Broadcom’s Infrastructure and Networking Group. “Combining their microwave backhaul solutions with our industry leading network infrastructure and wireless solutions allows us to better serve our customers and expand our addressable market.”

“Provigent’s System-on-Chip (SoC) solutions are used to solve a crucial problem in the infrastructure of cellular networks, which is the backhaul bottleneck.” said Dan Charash, Chief Executive Officer, Provigent. “The many synergies with Broadcom’s broad portfolio of wireline and wireless SoC technologies and capabilities will accelerate product development and provide our customers with a compelling offering.”

In connection with the acquisition, Broadcom expects to pay approximately $313 million, net of cash assumed, to acquire all of the outstanding shares of capital stock and other equity rights of Provigent. The purchase price will be paid in cash, except that a portion attributable to certain unvested employee stock options will be paid in Broadcom restricted stock units. A portion of the cash consideration will be placed into escrow pursuant to the terms of the acquisition agreement. Broadcom expects the acquisition of Provigent to be neutral to earnings in 2011. The boards of directors of the two companies have approved the merger. The transaction is expected to close in Broadcom’s second quarter, 2011, and remains subject to the satisfaction of regulatory requirements and other customary closing conditions.

About Provigent
Provigent is a leading supplier of SoC solutions for the Broadband Wireless Transmission industry. Provigent’s field-proven, mass production SoC solutions offer significant system level enhancements while lowering overall system cost. With an established economy of scale, significant R&D investments and a focused dedication to the Broadband Wireless Transmission industry, Provigent continues to establish itself as a leading SoC provider. More information is available on the Web at www.Provigent.com or via e-mail at info@provigent.com.

1Infonetics Mobile Backhaul Equipment Revenue Forecast (4Q10), $5.2B in revenue by 2014

About Broadcom

Broadcom Corporation is a prominent technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless communications semiconductor companies, with 2010 revenue of $6.82 billion, holds more than 4,800 U.S. and 2,000 foreign patents, and has more than 7,800 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits to Broadcom related to its acquisition of Provigent, the expected market and demand for microwave backhaul solutions, statements regarding potential future product developments, the impact of the acquisition on Broadcom’s earnings per share, the expected purchase price and the expected completion and timing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of Provigent include, but are not limited to:

•	the ability of the parties to successfully consummate the transactions contemplated by the merger agreement and related transaction documents,

•	unexpected variations in market growth and demand for microwave backhaul products and technologies,

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production,

•	integration issues,

•	costs and unanticipated expenditures,

•	changing relationships with customers, suppliers and strategic partners,

•	potential contractual, intellectual property or employment issues, and

•	charges resulting from purchase accounting adjustments or fair value measurements.

Additional factors that may cause Broadcom’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to, the list that can be found at http://www.broadcom.com/press/additional—risk—factors/Q42010.php.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States. Any other trademarks or trade names mentioned are the property of their respective owners.

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